UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Items

On June 8, 2007, Cardinal Health, Inc. (the “Company”) issued and sold $300 million aggregate principal amount of 5.65% notes due 2012 (the “2012 Notes”) and $300 million aggregate principal amount of 6.00% notes due 2017 (the “2017 Notes” and together with the 2012 notes, the “Notes”) in a private placement to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Notes are governed by an Indenture dated as of April 18, 1997 between the Company and The Bank of New York Trust Company, N.A., (successor to J.P. Morgan Trust Company, National Association, successor to Bank One, N.A., formerly known as Bank One, Columbus, N.A.), as trustee, as supplemented by a supplemental indenture dated June 8, 2007 (the “Indenture”).

The 2012 Notes mature on June 15, 2012 and the 2017 Notes will mature on June 15, 2017. Interest on each of the 2012 Notes and the 2017 Notes is payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2007. The Company may redeem the Notes at any time prior to maturity, in whole or in part, at the applicable redemption price plus accrued and unpaid interest to the date of redemption. If the Company experiences specific types of change of control, it may be required to offer to purchase the Notes from the holders.

The Notes are senior unsecured obligations of the Company and rank equally with all of the Company’s existing and future unsecured senior debt and senior to all of the Company’s existing and future subordinated debt.

The Company expects to use the net proceeds from this offering to fund a portion of the purchase price of the VIASYS Healthcare Inc. acquisition and for general corporate purposes, including working capital, capital expenditures, acquisitions, investments, repayment of other indebtedness and repurchases of the Company’s equity securities.

In connection with the sale of the Notes, the Company entered into a registration rights agreement, dated June 8, 2007, with the initial purchasers of the Notes. Under the registration rights agreement, the Company agreed, among other things, to use its reasonable best efforts to (i) file and cause to become effective a registration statement with respect to an exchange of the Notes within 240 days of the issuance of the Notes and (ii) to complete the exchange offer for the Notes within 270 days of the issuance of the Notes. The Company also agreed to file a shelf registration statement relating to the resale of the Notes if the exchange offer is not consummated within the time period set forth in the previous sentence and under other circumstances specified in the registration rights agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

4.01	Second Supplemental Indenture, dated June 8, 2007, between Cardinal Health, Inc. and The Bank of New York Trust Company, N.A., (successor to J.P. Morgan Trust Company, National Association, successor to Bank One, N.A., formerly known as Bank One, Columbus, N.A.), as trustee.

4.02	Registration Rights Agreement, dated June 8, 2007, by and among Cardinal Health, Inc. and Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the initial purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: June 8, 2007	By:	/s/ Jeffrey W. Henderson
	Name:	Jeffrey W. Henderson
	Title:	Chief Financial Officer

EXHIBIT INDEX

4.01	Second Supplemental Indenture, dated June 8, 2007, between Cardinal Health, Inc. and The Bank of New York Trust Company, N.A., (successor to J.P. Morgan Trust Company, National Association, successor to Bank One, N.A., formerly known as Bank One, Columbus, N.A.), as trustee.

4.02	Registration Rights Agreement, dated June 8, 2007, by and among Cardinal Health, Inc. and Barclays Capital Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the initial purchasers.